EXHIBIT 23(b)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use and incorporation by reference in this Registration Statement on Form S-4 of our report, dated January 22, 1998, relating to the consolidated financial condition of Capital Bank, National Association, which is included in the annual report on Form 10-KSB of Capital Bank, National Association for the year ended December 31, 1997, which is included as part of the Prospectus. We also hereby consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Hoffman, Morrison & Fitzgerald, P.C.

Mclean, Virginia
August 11, 1998